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                                        NEWS
      For further
      Information
      Contact:



      Bret W. Wise                             FOR IMMEDIATE RELEASE
      Senior Vice President and
      Chief Financial Officer
      (717) 849-4718


                             DENTSPLY International INC.
                   REPORTS RECORD FIRST QUARTER SALES AND EARNINGS


      York, PA - April 22, 2003 -- DENTSPLY International Inc. (NASDAQ -XRAY) today announced record sales and earnings for the first quarter of 2003. Sales increased 11.6% to $396.2 million compared to $354.9 million in 2002 while sales excluding precious metals rose 11.9% to $341.8 million.

      Net income for the first quarter of 2003 was $38.3 million, an increase of 15.6% compared to the 2002 period. Diluted earnings per share was $.48 for the quarter, a 14.3% increase compared to the $.42 per share reported in 2002. The 2002 quarter included a $2.0 million benefit from the reversal of a restructuring reserve which added $.02 per share to earnings in the 2002 period.

      John C. Miles, II, Chairman and Chief Executive Officer, commented that "the Company is continuing to benefit from several new product introductions. Both our Cercon Smart Ceramic restorative product and our Eclipse Prosthetic Resin System are experiencing rapid growth and strong support from dentists and laboratory customers. In January we introduced our Aquasil Ultra impression material in the United States and have already successfully converted approximately 8,000 new users to this revolutionary material - a spectacular product launch. In addition, our new In-Ovation-R and Mystique orthodontic brackets are experiencing extraordinary growth. Most importantly, DENTSPLY has a very full product pipeline and numerous new products that we expect to commercialize in the second and third quarters of this year. The success of our existing products combined with the potential of upcoming product introductions positions us very well for continued growth driven by product innovation."

      DENTSPLY Conference Call Information:

      DENTSPLY will hold a conference call on Wednesday, April 23, 2003 at 10:00 a.m. (TZ: Eastern). To access the call, please dial domestic (877) 885-5820 and international (706) 643-9578. This conference call will be broadcast live on the Internet at
      www.dentsply.com.  An audio  replay of the  conference  call will be
      available  for  two  weeks.  To  access  the  replay,   please  dial
      domestic (800) 642-1687 and international (706) 645-9291. Call I.D. : 9498761.

      DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental x-ray equipment, dental handpieces, intraoral cameras, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectible anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well established brand names in the industry.


      DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

      This press release contains forward-looking statements regarding future events or the future financial performance of the company. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein as a result of certain risk factors. These risk factors include without limitation; the ability to continue to generate sufficient cash flow to pay down debt as planned, the continued strength of dental markets, the timing, success and market reception for our new product introductions, and changes in the general economic environment that could affect our business.

      For an additional description of risk factors, please refer to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                   DENTSPLY INTERNATIONAL INC.
               CONSOLIDATED STATEMENTS OF INCOME
              (IN THOUSANDS EXCEPT PER SHARE DATA)

                                            THREE MONTHS ENDED
                                                 March 31
                                          -----------------------

                                               2003         2002
                                          ----------    ---------

NET SALES                                 $ 396,187       $ 354,868
NET SALES - ex Precious Metals              341,838         305,568

COST OF PRODUCTS SOLD                       206,116         185,496

GROSS PROFIT                                190,071         169,372
 % OF NET SALES                                48.0%           47.7%
 % OF NET SALES - ex Precious Metals           55.6%           55.4%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                     128,061         114,416

RESTRUCTURING (INCOME)/COSTS                      0          (1,957)
                                          ---------       ---------

INCOME FROM OPERATIONS                       62,010          56,913
 % OF NET SALES                                15.7%           16.0%
 % OF NET SALES - ex Precious Metals           18.1%           18.6%

NET INTEREST AND
OTHER EXPENSE                                 5,290           6,697
                                          ---------       ---------


PRE-TAX INCOME                               56,720          50,216

INCOME TAXES                                 18,453          17,120
                                          ---------       ---------


NET INCOME                                $  38,267       $  33,096
 % OF NET SALES                                 9.7%            9.3%
 % OF NET SALES - ex Precious Metals           11.2%           10.8%

EARNINGS PER SHARE-BASIC                  $    0.49       $    0.42
                -DILUTIVE                 $    0.48       $    0.42

DIVIDENDS PER SHARE                       $   0.046       $   0.046

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING-BASIC                     78,442          77,947
                 -DILUTIVE                   80,007          79,621

                       DENTSPLY INTERNATIONAL INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (IN THOUSANDS)



                                                            MARCH 31, 2003   DECEMBER 31, 2002
                                                           ---------------  ----------------

ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                                 $   46,178      $   25,652
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET                     228,857         221,262
  INVENTORIES, NET                                             228,903         214,492
  OTHER CURRENT ASSETS                                          73,914          79,595
     TOTAL CURRENT ASSETS                                      577,852         541,001

PROPERTY,PLANT AND EQUIPMENT, NET                              329,014         313,178
GOODWILL, NET                                                  918,840         898,497
IDENTIFIABLE INTANGIBLES ASSETS, NET                           238,094         236,009
OTHER ASSETS, NET                                              125,098          98,348

TOTAL ASSETS                                                $2,188,898      $2,087,033


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                                         $  370,871      $  365,745
LONG-TERM DEBT                                                 797,627         769,823
OTHER NONCURRENT LIABILITIES                                    91,845          87,239
DEFERRED INCOME TAXES                                           30,707          27,039
   TOTAL LIABILIITIES                                        1,291,050       1,249,846

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES                   1,335           1,259
STOCKHOLDERS' EQUITY                                           896,513         835,928

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $2,188,898      $2,087,033